Exhibit 99.1

Construction Partners Announces Acquisition

of The Scruggs Company, Serving the Georgia Market

CPI’s 16th Acquisition Since its Founding

DOTHAN, AL, May 17, 2018 – Construction Partners, Inc. (Nasdaq: ROAD) (CPI), specializing in the construction and maintenance of roadways across five southeastern states, today announced it has completed the acquisition of The Scruggs Company, a privately-owned civil infrastructure company headquartered in Hahira, GA, for $51.1 million in cash, excluding certain working capital adjustments.

Founded in 1964, The Scruggs Company is a leading provider of roadbuilding and sitework services to government and commercial customers in southern Georgia. The Scruggs Company operates three hot mix asphalt plants, three aggregate mines and one industrial plant.

The “platform” acquisition represents CPI’s 16th acquisition since its founding. The Scruggs Company will complement CPI’s existing Southeastern U.S. road construction and maintenance operations and provide new bidding areas in the expanding Georgia market.

“We are very pleased to welcome The Scruggs Company, led by company President Ferrell Scruggs, Jr., to the CPI organization. The acquisition of The Scruggs Company is a strong strategic fit with Construction Partners’ portfolio of companies and furthers our strategy of creating value for our shareholders through controlled, profitable growth,” said Charles Owens, CPI President and Chief Executive Officer.

“Scruggs’ experienced and successful management team and operations personnel will be strong additions to our organization, and we look forward to fully integrating its more than 200 employees and operations in the coming months,” Mr. Owens said.

“We believe this acquisition furthers our goal to expand our vertically integrated operations in the high-growth Southeastern U.S., and that it will be immediately accretive to earnings per share,” said Ned Fleming, CPI Chairman. “We look forward to building on Scruggs’ strong reputation and growing its business through greenfield developments and bolt-on acquisitions.”

CPI funded the transaction using $29.1 million in cash and $22 million drawn on its credit facility.

Construction Partners – News Release

The Scruggs Company is expected to contribute revenue of approximately $65 to $75 million over the next twelve months.

Construction Partners, Inc.

Construction Partners, Inc. is a civil infrastructure company operating across five southeastern states. Publicly funded projects make up the majority of our business and include local and state roadways, interstate highways, airport runways and bridges. Private sector projects include paving and sitework for residential subdivisions, office and industrial parks, shopping centers and local businesses. For more information, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to the acquisition of The Scruggs Company and the expected benefits thereof. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of the acquisition, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to successfully identify, manage and integrate acquisitions; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our

Construction Partners – News Release

information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in Construction Partners’ registration statement on Form S-1. Forward-looking statements speak only as of the date they are made. Construction Partners assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements expect to the extent required by applicable law.

Contact:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

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